Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273045 on Form S‐3 and Registration Statement Nos. 333‐165069, 333‐62669, 333‐132013, 333‐140980, 333‐140981, 333‐202299 and 333‐236655 on Form S‐8 of our reports dated December 15, 2023, relating to the consolidated financial statements of Deere & Company, and the effectiveness of Deere & Company’s internal control over financial reporting, appearing in this Annual Report on Form 10‐K for the year ended October 29, 2023.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

December 15, 2023